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                                                                     EXHIBIT 4.4

                         SECURITIES PURCHASE AGREEMENT

      This Securities Purchase Agreement (this "AGREEMENT") is dated as of January 25, 2005, among JMAR Technologies, Inc., a Delaware corporation (the "COMPANY"), and PointSource Technologies, LLC, a Delaware limited liability company, (the "INVESTOR").

      WHEREAS, in consideration of the license rights and other property granted pursuant to the License Agreement (as defined below), and subject to the terms and conditions set forth in this Agreement and pursuant to
Section 4(2) of the Securities Act (as defined below) and Rule 506 promulgated thereunder, the Company desires to issue to the Investor, and the Investor desires to acquire from the Company certain securities of the Company, as more fully described in this Agreement.

      NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

      1.    Definitions

            (a) Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1:

      "ACTION" means any action, suit, inquiry, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company, any Subsidiary or any of their respective properties before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

      "AFFILIATE" means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

      "BUSINESS DAY" means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

      "CLOSING DATE" means the date of the Closing.

      "COMMISSION" means the Securities and Exchange Commission.

      "COMMON STOCK" means the common stock of the Company, par value $0.01 per share, and any securities into which such common stock may hereafter be reclassified.

      "COMPANY COUNSEL" means Joseph G. Martinez, Senior Vice President and General Counsel of the Company.

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      "COMPANY DELIVERABLES" has the meaning set forth in Section 2(b)(i).

      "DISCLOSURE MATERIALS" has the meaning set forth in Section 3(a)(viii).

      "EFFECTIVE DATE" means the date that the Registration Statement required by Section 2(a) of the Registration Rights Agreement is first declared effective by the Commission.

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

      "GAAP" means U.S. generally accepted accounting principles.

      "INTELLECTUAL PROPERTY RIGHTS" has the meaning set forth in
Section 3(a)(xiv).

      "INVESTOR DELIVERABLES" has the meaning set forth in Section 2(b)(ii).

      "INVESTOR PARTY" has the meaning set forth in Section 4(f).

      "LICENSE AGREEMENT" means the Patent and Technology License Agreement, dated as of the date hereof, among the Company and the Investor, in the form attached hereto as Exhibit A.

      "LIEN" means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

      "MATERIAL ADVERSE EFFECT" means any of (i) a material and adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material and adverse effect on the results of operations, assets, business, condition (financial or otherwise) or prospects of the Company and the Subsidiaries, taken as a whole, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under any Transaction Document.

      "PERMISSIBLE TRANSFEREE" means RSM Ventures, a limited liability company, together with its Affiliates.

      "PERSON" means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

      "PROCEEDING" means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

      "REGISTRATION STATEMENT" means a registration statement meeting the requirements set forth in the Registration Rights Agreement and covering the resale by the Investor of the Shares and the Warrant Shares.

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of the date of this Agreement, among the Company and the Investor, in the form of Exhibit B hereto.

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      "RULE 144" means Rule 144 promulgated by the Commission pursuant to the
Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

      "SALE LIMITATION AMOUNT" means in any trading day, excluding block trades and similar transactions, not more than twenty-five percent (25%) of the average daily trading volume of the Common Stock during the five (5) trading days immediately preceding the calendar week in which the Shares are sold.

      "SEC REPORTS" has the meaning set forth in Section 3(a)(viii).

      "SECURITIES" means the Shares, the Warrants and the Warrant Shares.

      "SECURITIES ACT" means the Securities Act of 1933, as amended.

      "SHARES" means the shares of Common Stock issued to the Investor pursuant to the terms and provisions of this Agreement, including, without limitation, any shares of Common Stock purchased by the Investor pursuant to Section 4(a)(v) hereof.

      "SUBSIDIARY" of any Person means another Person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which is owned directly or indirectly by such first person).

      "TERM SHEET" means that certain letter agreement between PointSource Technologies, LLC and JMAR Technologies, Inc. dated January 7, 2005.

      "TRADING DAY" means (i) a day on which the Common Stock is traded on a Trading Market (other than the OTC Bulletin Board), or (ii) if the Common Stock is not listed on a Trading Market (other than the OTC Bulletin Board), a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC Bulletin Board, or (iii) if the Common Stock is not quoted on any Trading Market, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting prices); provided, that in the event that the Common Stock is not listed or quoted as set forth in (i), (ii) and (iii) hereof, then Trading Day shall mean a Business Day.

      "TRADING MARKET" means whichever of the New York Stock Exchange, the American Stock Exchange, the NASDAQ National Market, the NASDAQ SmallCap Market or OTC Bulletin Board on which the Common Stock is listed or quoted for trading on the date in question.

      "TRANSACTION DOCUMENTS" means this Agreement, the Registration Rights Agreement, the Warrants and any other documents or agreements executed in connection with the transactions contemplated hereunder.

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      "WARRANT SHARES" means the shares of Common Stock issuable upon exercise of the Warrants.

      "WARRANTS" means the warrants to purchase Common Stock issued or issuable to the Investor pursuant to this Agreement in the form attached hereto as Exhibit C.

      2.    Purchase and Sale

            (a) Closing. On or before the Closing consummated pursuant to this Agreement, subject to the terms and conditions set forth in this Agreement, the Company shall issue to the Investor, (i) Five Hundred Twenty Thousand (520,000) shares of Common Stock and (ii) a Warrant to purchase Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,3333) shares of Common Stock. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Morrison & Foerster, 3811 Valley Centre Drive, Suite 500, San Diego, California 92130 on January 25, 2005 or at such other location or time as the parties to the Closing may agree.

            (b)   Closing Deliveries.

                  (i) At the Closing, the Company shall deliver or cause to be delivered to the Investor the following (the "COMPANY DELIVERABLES"):

                        (1) a certificate evidencing Five Hundred Twenty Thousand (520,000) shares of Common Stock, registered in the name of Investor or its nominee;

                        (2) a Warrant to purchase Three Hundred Thirty Three Thousand Three Hundred Thirty Three (333,333) shares of Common Stock;

                        (3) the legal opinion of Company Counsel, in agreed form, addressed to the Investor;

                        (4) the Registration Rights Agreement, duly executed by the Company;

                        (5) a Certificate, executed on behalf of the Company by its Chief Executive Officer or its Chief Financial Officer, dated as of the Closing, certifying to the fulfillment of the conditions specified in
Section 5(a); and

                        (6) a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Incorporation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

                  (ii) At the Closing, the Investor shall deliver or cause to be delivered to the Company the following (the "INVESTOR DELIVERABLES"):

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                        (1)   the Registration Rights Agreement, duly executed
by the Investor;

                        (2) the License Agreement, duly executed by the Investor; and

                        (3) the Bill of Sale, in substantially the form attached hereto as Exhibit D, duly executed by the Investor.

      3.    Representations and Warranties

            (a) Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

                  (i) Subsidiaries. Except for those Subsidiaries which are not conducting any operations nor have any materials assets, the Company has no direct or indirect Subsidiaries other than as specified in the SEC Reports. Except as specified on Schedule 3(a)(xiii), the Company owns, directly or indirectly, all of the capital stock of each Subsidiary free and clear of any and all Liens, and all the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights. Neither the Company nor any Subsidiary is party to any material joint venture, nor has any ownership interest in any other entity that is material to the Company or as disclosed in the SEC Reports.

                  (ii) Organization and Qualification. The Company and each Subsidiary are duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization (as applicable), with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation of any of the material provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. The Company and each Subsidiary are duly qualified to conduct its respective businesses and are in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (iii) Authorization; Enforcement. The Company has the requisite power and authority and has taken all requisite action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities. Each Transaction Document has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws

                                       5
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relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (iv) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby do not and will not (i) conflict with or violate any provision of the Company's or any Subsidiary's certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (v) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities, other than
(i) the filing with the Commission of one or more Registration Statements in accordance with the requirements of the Registration Rights Agreement,
(ii) filings required by state securities laws, (iii) the filing of a Notice of Sale of Securities on Form D with the Commission under Regulation D of the Securities Act, (iv) the filings required in accordance with Section 4(d),
(v) the filing of any requisite notices with the Trading Market, (vi) such consents or waivers as may be required under registration rights agreements entered into in connection with business acquisitions effected prior to the date of this Agreement, and (vii) those that have been made or obtained prior to the date of this Agreement. Subject to the accuracy of the representations and warranties of the Investor set forth in Section 3(b) hereof, the Company has taken all action necessary to exempt (i) the issuance and sale of the Securities, (ii) the issuance of the Warrant Shares upon due exercise of the Warrants, and (iii) the other transactions contemplated by the Transaction Documents from the provisions of any shareholder rights plan or other "poison pill" arrangement, or any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties may be subject and any provisions of the Company's Certificate of Incorporation or Bylaws that is or could reasonably be expected to become applicable to the Investor as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Investor or the exercise of any right granted to the Investor pursuant to this Agreement or the other Transaction Documents.

                  (vi) Issuance of the Securities. The Securities have been duly authorized and, when issued in accordance with the Transaction Documents, will be duly and

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validly issued, fully paid and nonassessable, free and clear of all Liens. The
Company has reserved from its duly authorized capital stock the shares of Common Stock issuable pursuant to this Agreement in order to issue the Shares and the Warrant Shares.

                  (vii) Capitalization. The number of shares and type of all authorized, issued and outstanding capital stock of the Company, and all shares of Common Stock reserved for issuance under the Company's various option and incentive plans as of December 31, 2003, is specified in the SEC Reports. Except as specified on Schedule 3(a)(vii) and in the SEC Reports, no securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents.

                  (viii)SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (or such shorter period as the Company was required by law to file such reports) (the foregoing materials being collectively referred to herein as the "SEC REPORTS" and, together with the Schedules to this Agreement (if any), the "DISCLOSURE MATERIALS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments.

                  (ix)  Material Changes.  Except as specified on
Schedule 3(a)(ix), since the date of the latest audited financial statements included within the SEC Reports, except as specifically disclosed in the SEC Reports, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect,
(ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses and other liabilities incurred in the ordinary course of business consistent with past practice and
(B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iii) the Company has not altered its method of accounting or the identity of its auditors, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to

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employees of the Company), and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock option plans.

                  (x) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) except as specifically disclosed in the SEC Reports, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any Subsidiary, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Reports. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Commission involving the Company or any current or former director or officer of the Company (in his or her capacity as such). The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company or any Subsidiary under the Exchange Act or the Securities Act.

                  (xi)  Compliance.  Neither the Company nor any Subsidiary
(i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of, or in receipt of notice that it is in violation of, any order of any court, arbitrator or governmental body, or (iii) is or has been in violation of, or in receipt of notice that it is in violation of, any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety, employment and labor matters and, to its knowledge, privacy, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (xii) Regulatory Permits. The Company and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct their respective businesses as described in the SEC Reports, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such permits.

                  (xiii)Title to Assets. Except as described in the SEC Reports or as specified on Schedule 3(a)(xiii), the Company and the Subsidiaries have good and marketable title in fee simple to all real property owned by them that is material to their respective businesses and good and marketable title in all personal property owned by them that is material to their respective businesses, in each case free and clear of all Liens, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and the Subsidiaries. Any real property

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and facilities held under lease by the Company and the Subsidiaries are held by them under leases valid, subsisting and enforceable against the Company and the Subsidiaries, and the Company and the Subsidiaries are in compliance with such leases, except as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Labor Matters. No material labor dispute with the employees of the Company or any Subsidiary exists or, to the Company's knowledge, is imminent.

                  (xv)  Intellectual Property.

                        (1) All Intellectual Property of the Company and its Subsidiaries is currently in compliance with all legal requirements (including timely filings, proofs and payments of fees) and is valid and enforceable. No Intellectual Property of the Company or its Subsidiaries which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted has been or is now involved in any cancellation, dispute or litigation, and, to the Company's knowledge, no such action is threatened. No patent of the Company or its Subsidiaries has been or is now involved in any interference, reissue, re-examination or opposition proceeding.

                        (2) All of the licenses and sublicenses and consent, royalty or other agreements concerning Intellectual Property which are necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted to which the Company or any Subsidiary is a party or by which any of their assets are bound (other than generally commercially available, non-custom, off-the-shelf software application programs having a retail acquisition price of less than $10,000 per license) (collectively, "License Agreements") are valid and binding obligations of the Company or its Subsidiaries that are parties thereto and, to the Company's knowledge, the other parties thereto, enforceable in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, and there exists no event or condition which will result in a material violation or breach of or constitute (with or without due notice or lapse of time or both) a default by the Company or any of its Subsidiaries under any such License Agreement.

                        (3) The Company and its Subsidiaries own or have the valid right to use all of the Intellectual Property that is necessary for the conduct of the Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted and for the ownership, maintenance and operation of the Company's and its Subsidiaries' properties and assets, free and clear of all liens, encumbrances, adverse claims or obligations to license all such owned Intellectual Property and Confidential Information, other than licenses entered into in the ordinary course of the Company's and its Subsidiaries' businesses. The Company and its Subsidiaries have a valid and enforceable right to use all third party Intellectual Property and Confidential Information used or held for use in the respective businesses of the Company and its Subsidiaries.

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                        (4)   To the Company's knowledge, the conduct of the
Company's and its Subsidiaries' businesses as currently conducted does not infringe or otherwise impair or conflict with (collectively, "Infringe") any Intellectual Property rights of any third party or any confidentiality obligation owed to a third party, and, to the Company's knowledge, the Intellectual Property and Confidential Information of the Company and its Subsidiaries which are necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted are not being Infringed by any third party. There is no litigation or order pending or outstanding or, to the Company's knowledge, threatened or imminent, that seeks to limit or challenge or that concerns the ownership, use, validity or enforceability of any Intellectual Property or Confidential Information of the Company and its Subsidiaries and the Company's and its Subsidiaries' use of any Intellectual Property or Confidential Information owned by a third party, and, to the Company's knowledge, there is no valid basis for the same.

                        (5) The consummation of the transactions contemplated hereby and by the other Transaction Documents will not result in the alteration, loss, impairment of or restriction on the Company's or any of its Subsidiaries' ownership or right to use any of the Intellectual Property or Confidential Information which is necessary for the conduct of Company's and each of its Subsidiaries' respective businesses as currently conducted or as currently proposed to be conducted.

                        (6) The Company has not used any algorithms developed by William Fitzgerald other than what was already in the public domain through no fault of Gregory Quist, David Drake or the LXT Group prior to their use.

                        (7) The Company has not used any information covered by any claims in any unexpired patents issued to Wyatt Technology Corporation.

                  (xvi) Insurance. The Company and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary for enterprises of similar size and stage of development in the businesses in which the Company and the Subsidiaries are engaged. The Company has no reason to believe that it will not be able to renew its and the Subsidiaries' existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with market for the Company's and such Subsidiaries' respective lines of business.

                  (xvii)Environmental Matters. Neither the Company nor any Subsidiary is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "ENVIRONMENTAL LAWS"), owns or operates any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim has had or could reasonably be expected to have a Material Adverse Effect,

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individually or in the aggregate; and there is no pending or, to the Company's knowledge, threatened investigation that might lead to such a claim.

                  (xviii)Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers or directors of the Company and, to the knowledge of the Company, none of the employees of the Company is presently a party to any transaction with the Company or any Subsidiary required to be disclosed in the SEC Reports (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

                  (xix) Internal Accounting Controls. The Company has established disclosure controls and procedures (as defined in Exchange Act rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company, including its Subsidiaries, is made known to the certifying officers by others within those entities. The Company's certifying officers have evaluated the effectiveness of the Company's disclosure controls and procedures in accordance with Regulation S-K under the Exchange Act for the fiscal quarter ended September 30, 2004 (such date, the "EVALUATION DATE"). The Company presented in its most recently filed Form 10-Q the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no significant changes in the Company's internal controls (as such term is defined in Regulation S-K under the Exchange Act) or, to the Company's knowledge, in other factors that could significantly affect the Company's internal controls which was required to be disclosed in the SEC Reports and was not so disclosed.

                  (xx) Certain Fees. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

                  (xxi) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (xxii)Certain Registration Matters. Assuming the accuracy of the Investor's representations and warranties set forth in Section 3(b)(ii)-
(v), no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Investor under the Transaction Documents. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D promulgated under the Securities Act) in connection with the offer or sale of any of the Securities. Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the Securities Act for the exemption from registration for the transaction contemplated hereby or would require registration of the Securities under the Securities Act. Except as specified on Schedule 3(a)(xxii) and pursuant to the Registration Rights Agreement, the Company has not granted or agreed to grant to any Person any rights (including "piggy-back" registration rights) to have any securities of the Company registered with the Commission or any other governmental authority that have not been satisfied.

                  (xxiii) Listing and Maintenance Requirements. Except as specified in the SEC Reports and except in connection with its transition in May, 2003 from the NASDAQ National Market System to the NASDAQ Small Cap, the Company has not, in the two years preceding the date hereof, received notice from any Trading Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof. Subject to the successful completion of the financing and amendments described on Schedules 3(a)(ix), the Company is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with the listing and maintenance requirements for continued listing of the Common Stock on the Trading Market on which the Common Stock is currently listed or quoted. The issuance and sale of the Securities under the Transaction Documents does not contravene the rules and regulations of the Trading Market on which the Common Stock is currently listed or quoted, and no approval of the shareholders of the Company thereunder is required for the Company to issue and deliver to the Investor the Securities contemplated by Transaction Documents.

                  (xxiv) No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

                  (xxv) Disclosure. Neither the Company nor any Person acting on its behalf has provided the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company's representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

            (b) Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

                  (i) Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate, partnership or limited liability company power and authority to enter into and to consummate the transactions contemplated by the applicable Transaction Documents and otherwise to carry out its obligations thereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability Company or other applicable like action, on the part of the Investor. Each of this Agreement and the Registration Rights Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors' rights and remedies or by other equitable principles of general application.

                  (ii) Investment Intent. The Investor is acquiring the Securities as principal for its own account for investment purposes only and not with a view to or for distributing or reselling such Securities or any part thereof, without prejudice, however, to the Investor's right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Securities for any period of time. The Investor is acquiring the Securities hereunder in the ordinary course of its business. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Securities other than to a Permissible Transferee. Notwithstanding the foregoing, it is hereby acknowledged by all parties that the Investor may transfer the Securities to a Permissible Transferee.

                  (iii) Investor Status. The Investor is, and at the Closing will be, an "accredited investor" as defined in Rule 501(a) under the Securities Act.

                  (iv) General Solicitation. The Investor is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

                  (v) Access to Information. The Investor acknowledges that it has reviewed the Disclosure Materials and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and the Subsidiaries and their respective capital structures, financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor's right to rely on the truth, accuracy and completeness of the Disclosure Materials and the Company's representations and warranties contained in the Transaction Documents.

                  (vi) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to acquire Securities pursuant to the Transaction Documents, and the Investor confirms that it has not relied on the advice of any other Investor's business and/or legal counsel in making such decision.

The Company acknowledges and agrees that the Investor has not made or does not make any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in this
Section 3(b).

      4.    Other Agreements of the Parties

            (a)   Sale of Securities.

                  (i) Compliance with Laws; Permissible Transfers. The Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement, pursuant to Rule 144(k), to the Company, to an Affiliate of the Investor, to a Permissible Transferee or in connection with a pledge as contemplated in Section 4(a)(ii), the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Securities under the Securities Act. Notwithstanding the foregoing, Investor may assign or transfer all or any portion of the Securities to a Permissible Transferee.

                  (ii) Legends. Certificates evidencing the Securities will contain a legend substantially similar to the following, until such time as they are not required under Section 4(a)(iii):

            THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY OR UNLESS SOLD IN FULL COMPLIANCE WITH RULE 144 UNDER THE SECURITIES ACT. THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT SECURED BY SUCH SECURITIES.

      The Company acknowledges and agrees that the Investor may from time to time pledge, and/or grant a security interest in some or all of the Securities pursuant to a bona fide margin agreement in connection with a bona fide margin account and, if required under the terms of such agreement or account, the Investor may transfer pledged or secured Securities to the pledgees or secured parties. Such a pledge or transfer would not be subject to approval or consent of the Company and no legal opinion of legal counsel to the pledgee, secured party or pledgor shall be required in connection with the pledge, but such legal opinion may be required in connection with a subsequent transfer following default by the Investor transferee of the pledge. No notice shall be required of such pledge. At the Investor's expense, the Company will execute and deliver such reasonable documentation as a pledgee or secured party of Securities may reasonably request in connection with a pledge or transfer of the Securities including the preparation and filing of any required prospectus supplement under Rule 424(b)(3) of the Securities Act or other applicable provision of the Securities Act to appropriately amend the list of Selling Stockholders thereunder.

                  (iii) Sales/Transfers Pursuant to Registration Statement or Rule 144. Certificates evidencing the Shares and the Warrant Shares shall not contain any legend (including the legend set forth in Section 4(a)(ii)):
(i) following a sale or transfer of such Securities pursuant to an effective registration statement (including the Registration Statement), or
(ii) following a sale or transfer of such Shares and Warrant Shares pursuant to Rule 144 (assuming the transferor is not an Affiliate of the Company), or
(iii) while such Shares and Warrant Shares are eligible for sale under Rule 144(k). The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in this Section.

                  (iv) Sales Limitations. The Investor agrees during the Effectiveness Period (as such term is defined in the Registration Rights Agreement) to limit the number of shares of Common Stock sold by such Investor in the public market in any trading day to the Sale Limitation Amount.

                  (v) Subsequent Purchase Right. Subject to the terms and conditions specified in this Section 4(a)(v), the Company hereby grants to the Investor a purchase right with respect to future sales by the Company of its Equity Securities (as defined below). For purposes of this Section 4(a)(v), Investor includes any general partners and affiliates of the Investor. The Investor shall be entitled to apportion the subsequent purchase right hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate, so long as such apportionment does not cause the loss of the exemption under Section 4(2) of the Act or any similar exemption under applicable state securities laws in connection with such sale of Equity Securities by the Company. The Investor will be entitled to the subsequent purchase right from the Closing Date to the earlier of (i) eighteen (18) months after the Closing Date, and (ii) the date that the total number of Shares held by the Investor falls below 100,000 shares (as adjusted for stock splits, dividends, recapitalizations and the like).

      Following the Closing Date, in the event that the Company completes the issuance of any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the "EQUITY SECURITIES"), the Company shall subsequently make an offering of such Equity Securities to the Investor in accordance with the following provisions:

                       (1) Within five (5) days following the issuance of any Equity Securities, the Company shall deliver a notice in accordance with
Section 6(c) (the "NOTICE") to the Investor stating (i) the number of such Equity Securities issued and (ii) the price and terms upon which it issued such Equity Securities.

                        (2) By written notification received by the Company, within twenty (20) calendar days after receipt of the Notice, the Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Equity Securities that equals the product of
(i) the number of Equity Securities sold, multiplied by (ii) the number of Shares (including any shares of common stock then held by Investor that were issued upon exercise of the Warrants, but excluding any Warrant Shares issuable but not yet issued under the Warrant) then held by the Investor divided by the total number of shares of the Company's common stock outstanding on the date of the Term Sheet.

                        (3)   The subsequent purchase right in this
Section 4(a)(v) shall not be applicable to any issuances of the Company's Equity Securities, options or warrants in connection with:

                              (A)   the Company's stock option plans or
employee benefit plans in effect on the Closing Date;

                              (B)   the exercise or conversion of options,
warrants or convertible securities that are outstanding on the Effective Date;

                              (C)   acquisitions or other transactions of the
Company involving payment other than with cash;

                              (D)   the Company's outstanding receivables-based
$3 million Revolving Convertible Note issued to Laurus Master Fund, the outstanding balance of which changes from time-to-time; or

                              (E)   any Shares issued pursuant to this Section
4(a)(v).

                        (4) Investor shall complete its purchase of the Shares no later than fifteen (15) days after delivery of its notice of election to purchase.

      The subsequent purchase right set forth in this Section 4(a)(v) may not be assigned or transferred, except that such right is assignable by the Investor to (i) any wholly-owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, the Investor, and (ii) a Permissible Transferee.

            (b) Furnishing of Information. As long as the Investor owns the Securities, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. As long as the Investor owns Securities, if the Company is not required to file reports pursuant to such laws, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares under Rule 144. The Company further covenants that it will take such further action as any holder of Securities may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

            (c) Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Securities in a manner that would require the registration under the Securities Act of the sale of the Securities to the Investor, or that would be integrated with the offer or sale of the Securities for purposes of the rules and regulations of any Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investor.

            (d)   Securities Laws Disclosure; Publicity.  By no later than
9:00 a.m. (New York time) on the fourth Trading Day following the execution of this Agreement, and by no later than 9:00 a.m. (New York time) on the fourth Trading Day following the Closing Date, the Company shall issue press releases disclosing the transactions contemplated hereby and the Closing. By no later than the fourth Trading Day following the execution of this Agreement, the Company will file a Current Report on Form 8-K disclosing the material terms of the Transaction Documents, and on no later than the fourth Trading Day after the Closing Date the Company will file an additional Current Report on Form 8-K to disclose the Closing. In addition, the Company will make such other filings and notices in the manner and time required by the Commission and the Trading Market on which the Common Stock is listed.

            (e) Limitation on Issuance of Future Priced Securities. During the six months following the Closing Date, the Company shall not issue any "Future Priced Securities" as such term is described by NASD IM-4350-1.

            (f) Indemnification of Investor. In addition to the indemnity provided in the Registration Rights Agreement, the Company will indemnify and hold the Investor and its directors, officers, shareholders, partners, employees, affiliates and agents (each, an "INVESTOR PARTY") harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, "LOSSES") that the Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in any Transaction Document. In addition to the indemnity contained herein, the Company will reimburse the Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

            (g) Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

            (h) Listing of Securities. The Company agrees, (i) if the Company applies to have the Common Stock traded on any other Trading Market, it will include in such application the Shares and the Warrant Shares, and will take such other action as is necessary or desirable to cause the Shares and the Warrant Shares to be listed on such other Trading Market as promptly as possible, and (ii) it will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all material respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Trading Market.

      5.    Conditions Precedent to Closing

            (a) Conditions Precedent to the Obligations of the Investor to Acquire Securities. The obligation of the Investor to acquire Securities at a Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date, except that representations and warranties that are qualified by materiality shall be true and correct as of the date when made and as of the Closing as though made on and as of such date;

                  (ii) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by it at or prior to the Closing;

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents;

                  (iv) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect;

                  (v) No Suspensions of Trading in Common Stock; Listing. Trading in the Common Stock shall not have been suspended by the Commission or any Trading Market (except for any suspensions of trading of not more than one Trading Day solely to permit dissemination of material information regarding the Company) at any time since the date of execution of this Agreement, and the Common Stock shall have been at all times since such date listed for trading (or quoted) on a Trading Market; and

                  (vi) Company Deliverables. The Company shall have delivered the Company Deliverables in accordance with Section 2(b)(i).

            (b) Conditions Precedent to the Obligations of the Company to Sell Securities. The obligation of the Company to sell Securities at a Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

                  (i) Representations and Warranties. The representations and warranties of the Investor at the Closing contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

                  (ii) Performance. The Investor at the Closing shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Investor at or prior to the Closing;

                  (iii) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Transaction Documents; and

                  (iv) Investor Deliverables. The Investor at the Closing shall have delivered its Investor Deliverables in accordance with
Section 2(b)(ii).

      6.    Miscellaneous

            (a) Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of the Transaction Documents. The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Shares.

            (b) Entire Agreement. The Transaction Documents, together with the Exhibits and Schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

            (c) Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via email, (b) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission and reasonably promptly following such transmission sends such notice or communication via U.S. mail or overnight courier) at the facsimile number specified in this Section prior to 6:30 p.m. (California time) on a Trading Day, (c) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Trading Day or later than 6:30 p.m.

(California time) on any Trading Day, (d) the Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (e) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

            If to the Company:   JMAR Technologies, Inc.
                                 5800 Armada Drive
                                 Carlsbad, CA  92008
                                 Facsimile No.: 760-602-3299
                                 Telephone No.: 760-602-3292
                                 Attention: General Counsel;

            If to an Investor:   To the address set forth under such Investor's
                                 name on the signature pages hereof;

            With a copy to:      Salah M. Hassanein
                                 ____________________
                                 ____________________

or such other address as may be designated in writing hereafter, in the same manner, by such Person.

            (d) Amendments; Waivers; No Additional Consideration. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right. No consideration shall be offered or paid to the Investor to amend or consent to a waiver or modification of any provision of any Transaction Document. unless the same consideration is also offered to all Investors who then hold Shares.

            (e) Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the Transaction Documents.

            (f) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Other than in connection with a merger, consolidation, sale of all or substantially all of the Company's assets or other similar change in control transaction, the Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any Securities, provided such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions hereof that apply to the "Investor."

            (g) No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns (including Permissible Transferees) and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4(f) (as to the Investor).

            (h) Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Delaware without regard to the choice of law principles thereof.

            (i) Survival. The agreements and covenants contained herein shall survive the Closing and the delivery of the Securities. The representations and warranties shall survive until the first anniversary of the Closing.

            (j) Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

            (k) Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

            (l) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever the Investor exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

            (m) Replacement of Securities. If any certificate or instrument evidencing any Securities is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Securities. If a replacement certificate or instrument evidencing any Securities is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

            (n) Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Investor and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

            (o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to any Transaction Document or the Investor enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

            (p) Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under any Transaction Document of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or the Investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

            (q) Acknowledgement. The Investor and the Company acknowledge that: (i) they have read this Agreement; (ii) they have been represented in the preparation, negotiation and execution of this Agreement by legal counsel of their own choice or have voluntarily declined to seek such counsel; and
(iii) they understand the terms and consequences of this Agreement and are fully aware of the legal and binding effect of this Agreement.

                  REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                            SIGNATURE PAGES FOLLOW

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      IN WITNESS WHEREOF, the parties hereto have caused this Securities
Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

                                    JMAR TECHNOLOGIES, INC.

                                    By:  /s/ RONALD A. WALROD
                                       Name:  Ronald A. Walrod
                                       Title:   Chief Executive Officer

                                    Address: 5800 Armada Drive
                                             Carlsbad, CA 92008

                                    POINTSOURCE TECHNOLOGIES, LLC

                                    By:   /s/ SALAH M. HASSANEIN
                                       Name:  Salah M. Hassanein
                                       Title:  Chairman and Chief Executive
                                       Officer

                                    Address: 514 Via de la Valle, Suite 207
                                             Solana Beach, CA 92075
                                             Telephone: (858) 509-7979
                                             Facsimile: (858) 509-0708